                                                                               .
                                                                               .
                                                                               .

24(b)(4)(a)

JOHN HANCOCK LIFE INSURANCE COMPANY OF NEW YORK              [JOHN HANCOCK LOGO]

OVERNIGHT MAILING ADDRESS:          ANNUITIES SERVICE CENTER:                   HOME OFFICE
  164 Corporate Drive                    P.O. Box 9505                100 Summit Lake Drive, 2nd Floor
Portsmouth, NH 03801-6815          Portsmouth, NH 03802-9505                  Valhalla, NY 10595
                                        1-800-344-1029

                  THIS IS A LEGAL CONTRACT - READ IT CAREFULLY.

   WE AGREE to pay the benefits of this Contract in accordance with its terms.

            THIS CONTRACT is issued in consideration of the Payments.

John Hancock Life Insurance Company of New York agrees to pay a guaranteed withdrawal amount beginning on the Lifetime Income Date and continuing for the life of the Annuitant. We will pay an annuity benefit beginning on the Maturity Date to the Annuitant, if living, unless otherwise directed by the Owner, in accordance with the Annuity Payments provision of this Contract. If the Annuitant dies while this Contract is in effect prior to the date Annuity Payments begin, we will pay the Contract Value to the Beneficiary upon receipt at our Annuities Service Center of all required claim forms and proof of the Annuitant's death.

Contract Asset Fee Charge: No greater than 1.20%

                                 RIGHT TO REVIEW

YOU HAVE 10 DAYS AFTER YOU RECEIVE THE CONTRACT TO EXAMINE IT. DURING THAT 10 DAY PERIOD YOU MAY CANCEL THE CONTRACT BY RETURNING IT TO OUR ANNUITIES SERVICE CENTER OR THE REGISTERED REPRESENTATIVE WHO SOLD IT TO YOU. WE WILL THEN REFUND TO YOU THE SUM OF YOUR PAYMENT(S), INCREASED OR DECREASED BY THE INVESTMENT PERFORMANCE OF THE CONTRACT.

IF YOUR CONTRACT IS ISSUED AS AN INDIVIDUAL RETIREMENT ANNUITY, AND YOU RETURN IT WITHIN 7 DAYS AFTER YOU RECEIVE IT, WE WILL REFUND TO YOU THE SUM OF ALL PAYMENT(S) IF THAT AMOUNT IS GREATER THAN THE REFUND AMOUNT DESCRIBED ABOVE. IF YOU RETURN THE CONTRACT TO US AFTER THE FIRST 7 DAYS AND BEFORE THE 10 DAY PERIOD HAS ELAPSED, WE WILL REFUND THE SUM OF YOUR PAYMENT(S), INCREASED OR DECREASED BY THE INVESTMENT PERFORMANCE OF THE CONTRACT.

THE REFUND AMOUNT WILL BE DETERMINED AT THE END OF THE VALUATION PERIOD DURING WHICH THE CONTRACT IS DELIVERED TO US. WE WILL PROCESS THE REFUND WITHIN 7 DAYS OF DELIVERY OF THE CONTRACT BY US.

 SIGNED FOR THE COMPANY at its Home Office, Valhalla, New York, on the Contract
                                     Date.

               DETAILS OF VARIABLE ACCOUNT PROVISIONS ON PAGE 5.1

            /s/ James D. Gallagher                 /s/  Emanuel Perez

                  President                              Secretary

                MODIFIED SINGLE PAYMENT DEFERRED VARIABLE ANNUITY
                     GUARANTEED LIFETIME WITHDRAWAL BENEFIT
                                NON-PARTICIPATING

DEATH BENEFITS, SURRENDER VALUES, AND OTHER VALUES PROVIDED BY THIS CONTRACT WHEN BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT ARE VARIABLE, MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE FLUCTUATIONS IN THE NET INVESTMENT FACTOR, AS APPLICABLE AND NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.

VENTURE-MSP.A.09-NY                                                     NATIONAL

INTRODUCTION

This is a modified single payment deferred variable annuity contract. This Contract provides that, prior to the Maturity Date, the Contract Value will accumulate on a variable basis. If you limit withdrawals to the amounts described in the Lifetime Income Benefits provision, we guarantee that the Lifetime Income Amount will be available for withdrawal each Contract Year after the Lifetime Income Date and during the life of the Annuitant. Subject to the provisions of the Contract, you may take withdrawals of any amount up to the Contract Value. Withdrawals that are not part of our Systematic Withdrawal Program may reduce the guaranteed Lifetime Income Amount. After the Maturity Date, Annuity Payments will be fixed in amount.

The Contract Value will vary with the investment performance of your Investment Option.

TABLE OF CONTENTS                      PAGE
------------------------------------   ----
SPECIFICATIONS PAGES                    S.1

PART 1 - DEFINITIONS                    1.1

PART 2 - OWNER, BENEFICIARY             2.1

PART 3 - PAYMENTS                       3.1

PART 4 - FEES AND DEDUCTIONS            4.1

PART 5 - VARIABLE ACCOUNT PROVISIONS    5.1

PART 6 - WITHDRAWALS                    6.1

PART 7 - SETTLEMENT PHASE               7.1

PART 8 - DISTRIBUTIONS AFTER DEATH      8.1

PART 9 - ANNUITY PAYMENTS               9.1

PART 10 - ANNUITY OPTIONS              10.1

PART 11 - GENERAL PROVISIONS           11.1

                                                                        NATIONAL

                              SPECIFICATIONS PAGE

TYPE OF CONTRACT:        QUALIFIED   CONTRACT DATE:        5/1/2009

INITIAL PAYMENT:        $25,000.00   CONTRACT NUMBER:     000000005

OWNER:               JOHN X. SMITH   GOVERNING LAW:              NY

ANNUITANT:           JOHN X. SMITH   ANNUITANT'S AGE             55

CO-OWNER:

PLAN                               AnnuityNote 1

                                FEES AND CHARGES

CONTRACT ASSET FEE                 1.20%

SALES CHARGES                      3%

                            LIFETIME INCOME BENEFIT

LIFETIME INCOME PERCENTAGE         5.0%

LIFETIME INCOME DATE               5/1/2014

                                 PAYMENT LIMITS

PAYMENT LIMITS   The initial Payment is shown above. We will not accept any Payment, without our prior approval that

                        (a)   exceeds $1,000,000, or

                        (b) causes the total of all Payments received to exceed $1,000,000, or

                        (c) is received more than 9 months after the Contract Date.

                                       S.1

                          AVAILABLE INVESTMENT OPTION

VARIABLE ACCOUNT: JOHN HANCOCK LIFE INSURANCE COMPANY OF NEW YORK SEPARATE ACCOUNT A

VARIABLE INVESTMENT OPTION: Core Strategy Portfolio

                                ANNUITY BENEFITS

MATURITY DATE:                            5/1/2049

ANNUITY OPTION                            Life Annuity with Cash Refund

ANNUITY PAYMENTS - GENERAL INFORMATION    The rates for Annuity Payments are determined based on:

                                              -     Mortality Table: Annuity 2000 Table projected at Scale G to the terminal age of the Table

                                              -     Fixed Annuity Payment Interest Rate: 1.50% interest per year

                                          The amount of each Annuity Payment will depend upon the age of the Annuitant.

                             BENEFICIARY INFORMATION

Mary Smith

THIS PLAN IS INTENDED TO QUALIFY UNDER THE INTERNAL REVENUE CODE FOR TAX-FAVORED STATUS. LANGUAGE CONTAINED IN THIS CONTRACT REFERRING TO FEDERAL TAX STATUS OR RULES IS INFORMATIONAL AND INSTRUCTIONAL. PLEASE SEEK THE ADVICE OF YOUR OWN TAX ADVISOR REGARDING YOUR INDIVIDUAL TAX TREATMENT.

                                       S.2

PART 1                     DEFINITIONS
------------------------   --------------------------------------------------------------------
WE AND YOU                 "We", "us" and "our" means the Company. "You" or "your" means the
                           Owner of this Contract.

ACCUMULATION UNIT          A unit of measure that is used to calculate the value of the
                           Variable Account of this Contract before the Maturity Date.

ANNUITANT                  The person whose age and life is used to determine the duration of the Lifetime Income Benefit and the amount and duration of Annuity
                           Payments. The Annuitant is as designated on the Specifications Page.

ANNUITY OPTION             The method selected by you for Annuity Payments made by us.

ANNUITY PAYMENT(S)         Payment(s) by us to you on or after the Maturity Date under the terms of this Contract.

ANNUITIES SERVICE CENTER   Any office designated by us for the receipt of Payments and processing of Owner requests.

BENEFICIARY                The person, persons or entity to whom benefits are payable following the death of an Owner or Annuitant. For purposes of section 72(s) of the Internal Revenue Code, the "designated beneficiary" under the
                           Contract shall be the individual who is entitled to receive the amounts payable on death of an Owner, or if any Owner is not an individual, on any change in, or death of, an Annuitant.

COMPANY                    The insurance company named on the first page of this Contract (or any successor insurance company named by endorsement to this
                           Contract) that will pay benefits in accordance with this Contract.

CONTRACT ANNIVERSARY       The annual anniversary of the Contract beginning twelve months from the Contract Date and each year thereafter.

CONTRACT DATE              The date of issue of this Contract as designated on the
                           Specifications Page.

CONTRACT VALUE             The total of your Investment Account Values at any time before
                           Annuity Payments begin.

CONTRACT YEAR              The period of time measured twelve consecutive months from the
                           Contract Date or any Contract Anniversary thereafter.

CONTINGENT BENEFICIARY     The person, persons or entity who becomes entitled to receive the
                           Contract proceeds if all Beneficiaries die before the Owner dies.

ENDORSEMENT                An Endorsement modifies the contract to which it is attached.
                           Endorsements must be signed by an officer of the Company in order to be effective.

FIXED ANNUITY              An Annuity Option with payments which are predetermined and guaranteed as to dollar amount.

GENERAL ACCOUNT            All the assets of the Company other than assets in separate accounts.

INTERNAL REVENUE CODE      The Internal Revenue Code of 1986, as amended from time to time, and
(IRC)                      any  successor statute of similar purposes.

INVESTMENT ACCOUNT VALUE   The value of your investment in an Investment Option.

INVESTMENT OPTION          The Sub-Account of the Variable Account to which You allocate your
                           Contract Value. The Investment Option initially available under this
                           Contract is shown on the Specifications Page. The Sub-Account of the
                           Variable Account invests in a corresponding Portfolio.

                                       1.1

LIFETIME INCOME AMOUNT (LIA)             The Lifetime Income Amount is the amount that is guaranteed to be available for systematic withdrawal each Contract Year after the
                                         Lifetime Income Date and during the life of the Annuitant while this
                                         Contract is in effect.

LIFETIME INCOME DATE                     The Lifetime Income Date is the date on which the initial LIA is calculated.

LIFETIME INCOME PERCENTAGE               The percentage used to determine your Lifetime Income Amount.

MATURITY DATE                            The latest date on which Annuity Payments may commence. It is the date specified on the Specifications Page, unless changed. The maximum Maturity Date will be the later of age 95 or the end of the
                                         10th Contract Year. Any extension of the Maturity Date will be subject to the laws and regulations then in effect and our prior approval.

NET PAYMENT                              The Payment less the amount of Sales Charge and premium tax, if any, deducted from the Payment.

OWNER                                    The person, persons or entity entitled to the ownership rights under this Contract. The Owner is as designated on the Specifications
                                         Page, unless changed.

PORTFOLIO                                The investment choice(s) available to the Variable Account.

PAYMENT                                  An amount You pay to Us as consideration for the benefits provided by this Contract.

QUALIFIED CONTRACTS                      Contracts issued under Qualified Plans.

QUALIFIED PLANS                          Retirement plans which receive favorable tax treatment under sections 401 or 408 of the Internal Revenue Code of 1986, as amended.

SEPARATE ACCOUNT                         A segregated account of the Company that is not commingled with our general assets and obligations.

SUB-ACCOUNT(S)                           The Variable Account is divided into Sub-Accounts. Each Sub-Account is invested in shares of a different Portfolio.

SURRENDER VALUE                          The Contract Value on any Valuation Date, less, if applicable, any deduction for premium taxes or similar taxes.

SYSTEMATIC WITHDRAWAL PROGRAM            A program for the automatic distribution of scheduled withdrawals.

VALUATION DATE                           Any date on which the New York Stock Exchange is open for business and the net asset value of a Portfolio is determined.

VALUATION PERIOD                         Any period from one Valuation Date to the next, measured from the time on each such date that the net asset value of each Portfolio is determined.

VARIABLE ACCOUNT                         The Company's Separate Account as shown in the Specifications Page.

WITHDRAWAL AMOUNT                        The amount deducted from the Contract Value as the result of a withdrawal. This amount is the total of the amount paid to you plus any deduction for premium taxes or similar taxes, and any income taxes resulting from the withdrawal and withheld by us. The
                                         Withdrawal Amount may not exceed the Contract Value.

                                       1.2

PART 2                     OWNER, BENEFICIARY
------------------------   --------------------------------------------------------------------
GENERAL                    Before the Maturity Date, the Owner of this Contract shall be the person, persons or entity designated on the Specifications Page or the latest change filed with us. On the Maturity Date, the Annuitant becomes the Owner of this Contract.

OWNER                      The Owner must be a natural person who is primary Owner of the
                           Contract and the Annuitant, a custodian, or a Trust established for the exclusive benefit of the Annuitant or his or her Beneficiaries.
                           This Contract is established for the exclusive benefit of the
                           Annuitant or his or her beneficiaries. In the event a co-Owner is also named, the primary Owner/Annuitant is the covered life for purposes of the benefits provided by this Contract.

BENEFICIARY                The Beneficiary is as designated on the Specifications Page, unless changed. If there is a surviving Owner, that person will be treated as the Beneficiary. If no such Beneficiary is living, the
                           Beneficiary is the Contingent Beneficiary. If no Beneficiary or
                           Contingent Beneficiary is living, the Beneficiary is the estate of the deceased Annuitant.


CHANGE OF OWNER,           Subject to the right of an irrevocable Beneficiary, you may change
ANNUITANT, BENEFICIARY     the Owner or Beneficiary by written request in a form acceptable to us and which is received at our Annuities Service Center.

                           The substitution or addition of any Owner is subject to our underwriting rules in effect at the time of the request and may result in the elimination of the Lifetime Income Amount guarantee as of the date of such change.

                           If approved, any change of Beneficiary will take effect on the date the request is signed.

                           You may not change the Annuitant unless the change is pursuant to a court order. Any change in Annuitant will result in the elimination of the Lifetime Income Amount guarantee. If any Annuitant is changed and any Owner is not an individual, the entire interest in the
                           Contract must be distributed to the Owner within five years of the change.

                           You need not send us the Contract unless we request it. We will not be liable for any payments or actions we take before any change is approved.

                                       2.1

PART 3                               PAYMENTS
--------------------------           --------------------------------------------------------------------
GENERAL                              The Contract is not effective until Payment is received by us at our
                                     Annuities Service Center. Generally, the Contract will be purchased with a single payment. If Payments will be paid from different sources, we will accept multiple Payments subject to the Payment
                                     Limits identified in the Specifications Page. All Payments under this Contract are payable at our Annuities Service Center. Payment
                                     Limits are identified on the Specifications Page.

ALLOCATION OF NET PAYMENTS           When we receive Payments, the Net Payments will be allocated among the Investment Option(s). If we offer more than one Investment
                                     Option, we will allocate the Net Payment among the Investment
                                     Options in accordance with the instructions you provide. You may change the allocation of subsequent Net Payments at any time, without charge, by giving us notice in a form acceptable to us.

                                       3.1

PART 4                     FEES AND DEDUCTIONS
------------------------   --------------------------------------------------------------------
CONTRACT ASSET FEE         We assess a Contract Asset Fee to compensate us for assuming certain administration expenses, expense risks and mortality risks. We deduct the fee from the variable Investment Option(s) each Valuation
                           Period at an annual rate shown in the Specifications Page. A portion of this Contract Asset Fee may also be used to reimburse us for distribution expenses. This fee is reflected in the Net Investment
                           Factor used to determine the value of Accumulation Units and Annuity
                           Units of the Contract.

SALES CHARGE               We assess a Sales Charge to compensate us for assuming certain distribution expenses. The Sales Charge is equal to the applicable
                           Sales Charge Percentage shown in the Specifications Page multiplied by the Payment. We deduct a Sales Charge from each Payment. The Net
                           Payment will be applied to your Investment Account as described in the Allocation of Net Payments provision in the Payments section.

TAXES                      Certain taxes may be charged against your Payments (either at the time of payment or liquidation), Contract Value, payment of Death
                           Benefit, withdrawals, or Annuity Payments, as appropriate. Such taxes may include premium taxes or other taxes levied by any government entity which we determine have resulted from the establishment or maintenance of the Variable Account, or from the receipt by us of Payments, or from the issuance of this Contract, or from the commencement or continuance of Annuity Payments under this
                           Contract.


                                       4.1

PART 5                                    VARIABLE ACCOUNT PROVISIONS
--------------------------                --------------------------------------------------------------------
INVESTMENT ACCOUNT VALUE                  The Investment Account Value of an Investment Option is determined by multiplying (a) times (b) where:

                                          (a)   equals the number of Accumulation Units credited to the
                                                Investment Option; and,

                                          (b)   equals the appropriate Accumulation Unit Value.

ACCUMULATION UNITS                        We will credit Net Payments to your Investment Options in the form of Accumulation Units. The number of Accumulation Units we will credit to the Investment Option(s) will be determined by dividing the Net Payment allocated to that Investment Option by the
                                          Accumulation Unit Value for that Investment Option.

                                          Accumulation Units will be adjusted for any transfers and will be canceled on payment of a death benefit, withdrawal, maturity or assessment of certain charges based on their value for the Valuation
                                          Period in which such transaction occurs.

ACCUMULATION UNIT VALUE                   We will determine the Accumulation Unit Value for a particular
                                          Investment Option for any Valuation Period by multiplying the
                                          Accumulation Unit Value for the immediately preceding Valuation
                                          Period by the net investment factor for the corresponding
                                          Sub-Account for the Valuation Period for which the value is being determined. The Accumulation Unit Value may increase, decrease or remain the same from one Valuation Period to the next.

NET INVESTMENT FACTOR                     The net investment factor is an index that measures the investment performance of a Sub-Account from one Valuation Period to the next.
                                          The net investment factor for any Valuation Period is determined by dividing (a) by (b) and subtracting (c) from the result where:

                                          (a)   is the net result of:

                                                      1)    the net asset value per share of a Portfolio share
                                                            held in the Sub-Account determined as of the end
                                                            of the current Valuation Period, plus:

                                                      2)    the per share amount of any dividend or capital
                                                            gain distributions made by the Portfolio on shares
                                                            held in the Sub-Account if the ex-dividend date
                                                            occurs during the current Valuation Period, and

                                          (b)   is the net asset value per share of a Portfolio share held in the Sub-Account determined as of the end of the immediately preceding Valuation Period, and

                                          (c)   is the Contract Asset Fee shown on the Specifications Page.

                                          The net investment factor may be greater or less than, or equal to, one.

TRANSFERS                                 Before the Maturity Date (or the date Annuity Payments begin, if earlier), if we offer more than one Investment Option you may transfer amounts among such Investment Options. Amounts will be canceled from the Investment Option(s) from which amounts are transferred and credited to the Investment Option(s) to which amounts are transferred. We will effect such transfers so that the
                                          Contract Value on the date of transfer will not be affected by the transfer.

                                          We may defer, modify or terminate the transfer privilege at any time. Transfer limitations are identified in the Suspension of
                                          Payments provision.

                                       5.1

SUSPENSION OF PAYMENTS     We may defer the right of withdrawal from, or postpone the date of payments or transfers from, the variable Investment Option(s) for any period when:

                                 (a)   the New York Stock Exchange is closed (other than
                                       customary weekend and holiday closings);

                                 (b)   trading on the New York Stock Exchange is restricted;

                                 (c)   an emergency exists as a result of which disposal of
                                       securities held in the Variable Account is not
                                       reasonably practicable or it is not reasonably
                                       practicable to determine the value of the Variable
                                       Account's net assets; or

                                 (d)   the Securities and Exchange Commission, by order,
                                       permits such deferral or postponement for the protection
                                       of security holders.

                           Applicable rules and regulations of the Securities and Exchange
                           Commission shall govern whether the conditions described in (b) and
                           (c) exist.

                                       5.2

PART 6                                   WITHDRAWALS
-----------------------------------      --------------------------------------------------------------------
GENERAL                                  This Contract guarantees that each Contract Year after the Lifetime
                                         Income Date and during the life of the Annuitant we will
                                         automatically pay you an amount equal to the Lifetime Income Amount
                                         (LIA), even if your Contract Value reduces to zero. The LIA is described below in the Lifetime Income Amount (LIA) provision. The
                                         Lifetime Income Amount will be paid on a scheduled monthly basis under our Systematic Withdrawal Program.

                                         The Lifetime Income Date is shown on the Specifications Page

                                         You may notify us to defer the start of LIA payments or to stop LIA payments after they have begun. If you later request that LIA payments be made to you, the LIA will be calculated as described below.

LIFETIME INCOME AMOUNT (LIA)             If you do not take any withdrawals prior to the Lifetime Income
                                         Date, the initial LIA is equal to the Lifetime Income Percentage
                                         (shown on the Specifications Page) multiplied by the greater of the gross Payments or the Contract Value on the Lifetime Income Date. If
                                         you take a withdrawal prior to the Lifetime Income Date, the initial
                                         LIA is equal to the Lifetime Income Percentage multiplied by the
                                         Contract Value on the Lifetime Income Date.

                                         After the Lifetime Income Date, any unscheduled withdrawal you request will cause the scheduled LIA payments to be suspended. After suspension, you may request that LIA payments be resumed. However, the scheduled monthly LIA payments thereafter may be reset to equal the lesser of (a) the LIA payment prior to the withdrawal or (b) the
                                         Lifetime Income Percentage multiplied by the Contract Value immediately after the withdrawal.

                                         If the Contract is issued under a Qualified Plan, unless we are directed otherwise, we will automatically pay the greater of the LIA or the required minimum distribution. Payments will be made on a monthly basis under the Systematic Withdrawal Program.

PAYMENT OF UNSCHEDULED WITHDRAWALS       You may request an unscheduled withdrawal of part or all of the
                                         Surrender Value, at any time before the earlier of the death of the
                                         Annuitant, the date Annuity Payments begin or the Maturity Date, by sending us a written request. We will pay all unscheduled
                                         withdrawals within seven days of receipt of the request at the
                                         Annuities Service Center subject to postponement in certain circumstances, as specified in the Suspension of Payments provision above.

      -     TOTAL WITHDRAWAL             Upon receipt of your request to withdraw the entire Contract Value, we will terminate the Contract and pay you the Surrender Value.

      -     PARTIAL WITHDRAWAL           If you request to withdraw an amount less than the Surrender Value, we will pay you the amount requested and deduct the Withdrawal
                                         Amount from the Contract Value. Unless you specify the amount to be withdrawn from each Investment Option, the Withdrawal Amount will be withdrawn from each Investment Option on a pro rata basis.

                                         You may make as many unscheduled partial withdrawals as you wish.

IMPACT OF WITHDRAWALS                    Any withdrawals prior to the Lifetime Income Date, or unscheduled
ON OTHER BENEFITS                        withdrawals after the Lifetime Income Date may reduce or eliminate the Lifetime Income Benefit. All withdrawals and LIA payments will reduce the Contract Value and Death Benefit.

                                       6.1

PART 7                     SETTLEMENT PHASE
------------------------   --------------------------------------------------------------------
BENEFITS DURING THE        The Contract will enter its Settlement Phase if
SETTLEMENT PHASE

                                 (a)   the Contract Value reduces to zero, and

                                 (b)   there were no unscheduled withdrawals during the
                                       Contract Year.

                           When the Contract enters its Settlement Phase the Lifetime Income
                           Benefit will continue, however all other rights and benefits under the Contract, including Death Benefits, will terminate.

                           You will automatically receive settlement payments equal to the LIA each Contract Year of the Settlement Phase during the life of the
                           Annuitant. If the Settlement Phase is entered prior to the Lifetime
                           Income Date, then settlement payments will begin on or after the
                           Lifetime Income Date. The settlement payments will be paid on a scheduled monthly basis under our Systematic Withdrawal Program.

                           If the Annuitant dies during the Settlement Phase, then the Lifetime
                           Income Benefit terminates and no additional settlement payments will be paid.

                                       7.1

PART 8                     DISTRIBUTIONS AFTER DEATH
------------------------   --------------------------------------------------------------------
DEATH BEFORE MATURITY      If any Owner dies prior to the Maturity Date (or date Annuity
DATE                       Payments begin, if earlier) the Death Benefit will equal to the
                           Contract Value.

                           Upon death of the Owner who is also the Annuitant, we will pay the
                           Death Benefit in one sum to the Beneficiary.

                           If the co-Owner predeceases the Owner, the Owner will be treated as the Beneficiary. The Beneficiary may continue the Contract as the
                           Owner, subject to the requirements of Section 72(s) of the Internal
                           Revenue Code. If the Contract can not continue under Section 72(s), or if the Beneficiary elects not to continue the Contract, the Death
                           Benefit will be distributed in one sum. The Contract will terminate if the Death Benefit is taken in one sum.

                           Written notice and proof of death and all required claim forms must be received at the Company's Annuities Service Center prior to any distribution.

DEATH BENEFIT ON OR        On or after the date Annuity Payments begin, if the Annuitant dies,
AFTER MATURITY DATE        the Death Benefit will depend on the Annuity Option selected in accordance with Part 10 (Annuity Payments).

PROOF OF DEATH             We will require Proof of death upon the death of the Annuitant or the Owner. Proof of death is one of the following received at the
                           Annuities Service Center:

                           (a)   A certified copy of a death certificate.

                           (b)   A certified copy of a decree of a court of competent
                                 jurisdiction as to the finding of death.

                           (c)   Any other proof satisfactory to us.

                                       8.1

PART 9                     ANNUITY PAYMENTS
------------------------   --------------------------------------------------------------------
GENERAL                    Benefits payable under this Contract may be applied in accordance with one or more of the Annuity Options described below, subject to any restrictions of Internal Revenue Code sections 72(s) (or section
                           401(a)(9) and 408(b)(3) if this Contract is issued in a Qualified
                           Plan). Once Annuity Payments commence, the Annuity Option may not be changed. The "Life Annuity with Cash Refund" option described in
                           Part 10 is the default Annuity Option unless you rquest another option prior to the Annuity Payments begin or unless otherwise required by the Internal Revenue code. If you are receiving distributions that comply with the minimum distribution requirements of the Internal Revenue Code, you do not need to annuitize the
                           Contract Value.

                           We will send you information about Annuity Options before the
                           Maturity Date. If by the Maturity Date, you do not choose an Annuity
                           Option, make a total Withdrawal of the Surrender Value, or ask us to change the Maturity Date, we will automatically pay you Annuity
                           Payments under the Annuity Option shown in the Specifications Page.
                           You can change the Annuity Option at any time before Annuity
                           Payments begin.

                           We will provide Fixed Annuity payments. The method used to calculate the amount of the Fixed Annuity payments is described below.

                           If the monthly Annuity Payment is less than $20, we may pay the greater of the Contract Value or the commuted value of the Lifetime
                           Income Benefit in one lump sum on the Maturity Date, or the date
                           Annuity Payments would begin, if earlier.

FIXED ANNUITY PAYMENTS     We will determine the amount of each Fixed Annuity payment by applying the Contract Value as of a date not more than 10 business days prior to the date Annuity Payments begin (minus any applicable premium taxes) to the Annuity Option elected based on the mortality table and interest rate shown on the Specifications Page.

                           Fixed Annuity payments, at the time of their commencement will not be less than those that would be provided by the application of an amount to purchase any single consideration immediate annuity contract offered at the time, to the same class of annuitants. Since no such annuity contract currently exists, a comparable contract in an affiliated company will be used. Such an amount would be equal to the greater of:

                           (a)   the Contract Value less applicable Withdrawal Charges; or

                           (b)   95% of the Contract Value.

                           We guarantee the dollar amount of Fixed Annuity payments.

                                       9.1

PART 10                    ANNUITY OPTIONS
------------------------   --------------------------------------------------------------------
DESCRIPTION OF ANNUITY     Life Annuity with Cash Refund: We will make payments during the
OPTIONS                    lifetime of the Annuitant. After the death of the Annuitant, we will pay the Beneficiary a lump sum amount equal to the excess, if any, of the Contract Value at the election of this option over the sum of the Annuity Payments made under this option.

                           The annual amount of the annuity payments will equal the greater of

                                 (a)   the Lifetime Income Amount, or

                                 (b)   the annual amount determined by applying the Contract
                                       Value to a Cash Refund Annuity Option based on the
                                       Mortality Table and Fixed Annuity Payment Interest Rate
                                       listed in the Specifications.

ALTERNATE ANNUITY          Instead of settlement in accordance with the Annuity Option
OPTIONS                    described above, you may choose an alternate form of settlement acceptable to us. Once Annuity Payments commence, the form of settlement may not be changed.

                                      10.1

PART 11                    GENERAL PROVISIONS
------------------------   --------------------------------------------------------------------
ENTIRE CONTRACT            The entire Contract consists of this Contract and Endorsements, if any, and the application, if one is attached to this Contract.

BENEFITS AND VALUES        The benefits and values available under this Contract are not less than the minimum required by any statute of the state in which this
                           Contract is delivered.

MODIFICATION               Only the President, a Vice President, or the Secretary of the
                           Company has authority to change or waive the provisions of this
                           Contract. Any change or waiver must be in writing and signed by one of these officers of the Company. We will not change this Contract without your consent unless the change is required to make it conform to any applicable law or regulation or any ruling issued by a government agency.

CHANGE IN MATURITY DATE    Prior to the Maturity Date, you may request a change of the Maturity
                           Date. Any extension of the Maturity Date will be subject to our prior approval and any applicable law or regulation then in effect.

ASSIGNMENT                 You may assign this Contract prior to the Maturity Date. No assignment will be binding on us unless it is written in a form acceptable to us, received at our Annuities Service Center and approved by us under our underwriting rules in effect at the time of the request. An assignment may result in the elimination of the
                           Lifetime Income Amount guarantee as of the date of such change. We will not be liable for any payments made or actions taken before the assignment is received by us. An absolute assignment will revoke the interest of any revocable Beneficiary. We will not be responsible for the validity of any assignment.

CLAIMS OF CREDITORS        All benefits and payments under this Contract shall be exempt from the claims of creditors to the extent permitted by law.

MISSTATEMENT AND PROOF     We may require proof of age or survival of any person upon whose age
OF  AGE OR SURVIVAL        or survival any Lifetime Income Benefit, Annuity Payments or other benefits provided by this Contract or any Endorsement attached thereto depend. If the age of the Annuitant has been misstated, the benefits will be those which would have been provided for the correct age. If we have made incorrect benefit payments, we will immediately pay the amount of any underpayment adjusted with interest at 3% per annum. We will deduct the amount of any overpayment from future benefit payments without adjustment for interest.

ADDITION, DELETION OR      We may:
SUBSTITUTION OF
INVESTMENT OPTIONS               (a)   add, delete or substitute Portfolio shares held or
                                       purchased by the Variable Account;

                                 (b)   eliminate shares of one Portfolio and substitute shares
                                       of another Portfolio;

                                 (c)   establish additional Sub-Accounts to invest in a new
                                       Portfolio, eliminate or combine existing Sub-Accounts or
                                       transfer Sub-Account assets to another Separate Account
                                       of the Company or an affiliated company.

                           We will obtain prior approval required from the Securities and
                           Exchange Commission and the New York Superintendent of Insurance
                           before making these changes. We will provide you with notice of these substitutions or changes.

                           If deemed by us to be in the best interests of persons having voting rights under the Contracts, the Variable Account may be operated as a management company under the Investment Company Act of 1940 or it may be de-registered under such Act in the event such registration is no longer required.

                                      11.1

NON-PARTICIPATING          Your Contract is non-participating. This means the Contract will not share in our profits or surplus earnings. We will pay no dividends on your Contract.

REPORTS                    We will send you annual reports without charge, containing the value of the Investment Account(s) and the Contract Value. The report will include the number of Accumulation Units credited to the Variable
                           Account, the Accumulation Unit value and the dollar value of the
                           Accumulation Unit of the Variable Account no more than 4 months prior to the date of the mailing of the report. We will provide annual calendar year reports concerning the status of the Contract and such information concerning required minimum distributions as is prescribed by the Commissioner of Internal Revenue.

INSULATION                 The assets of the Variable Account equal to the reserves and other contract liabilities applicable to that account are not chargeable with liabilities from any other business we may conduct. Moreover, the income, gains and losses, realized or unrealized, applicable to the assets of the
                           Variable Account shall be applied to that account regardless of our other income, gains or losses.

SEPARATE ACCOUNT ASSETS    We will maintain, in the Separate Account, assets with a value at least equal to the amounts accumulated in accordance with the terms of the applicable agreements with respect to the Separate Account, and the reserves for annuities, in the course of payment that may vary with the investment experience of the Separate Account.

CURRENCY AND PLACE OF      All payments made to or by us shall be made in the lawful
PAYMENTS                   currency of the United States of America at the Annuities Service
                           Center or elsewhere if we consent.

NOTICES AND ELECTIONS      Notices and elections are any form of communication that provides information needed by us to process your request. A notice or election may be provided to us in a written and signed format or in another manner that we approve in advance. All notices and elections you make under this Contract must be received by us at the Annuities
                           Service Center. All notices, requests and elections will be effective when signed. . We will not be liable for any payments made or actions taken before the notice or election is received by us.

GOVERNING LAW              This Contract will be governed by the laws of the jurisdiction indicated on the Specifications Page.

SECTION 72(s)              The provisions of this Contract shall be interpreted so as to comply with the requirements of Section 72(s) of the Internal Revenue Code.

                                      11.2

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JOHN HANCOCK LIFE INSURANCE COMPANY OF NEW YORK           [JOHN HANCOCK LOGO]
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